Exhibit 10.1

AMENDMENT NO. 1 TO WARRANT AGENT AGREEMENT

This Amendment No. 1 to Warrant Agent Agreement (this “Amendment”) dated this 18th day of October, 2023, by and among Sunshine Biopharma, Inc., a Colorado corporation (the “Company”) and Equiniti Trust Company (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to the warrant agent agreement, dated February 17, 2022 (the “Warrant Agent Agreement”);

WHEREAS, the Company and the Warrant Agent desire to amend the Warrant Agent Agreement as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1.Section 3.1 of the Warrant Agent Agreement is hereby amended and restated to read as follows:

3.1. Exercise Price. Each Warrant shall entitle the Holder, subject to the provisions of the applicable Warrant Certificate and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $0.001 per whole share, with respect to the Pre-Funded Warrants, or $0.11 with respect to the Tradeable Warrants, subject to the subsequent adjustments provided in the Global Warrant. The term “Exercise Price” as used in this Warrant Agreement refers to the price per share at which shares of Common Stock may be purchased at the time a Warrant is exercised.

2.Section 6.2 of the Warrant Agent Agreement is hereby amended and restated to read as follows:

6.2 Reserved.

3.Except as modified herein, the terms of the Warrant Agent Agreement shall remain in full force and effect.

4.This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SUNSHINE BIOPHARMA, INC.

By: /s/ Dr. Steve N. Slilaty

Name: Dr. Steve N. Slilaty

Title: CEO

EQUINITI TRUST COMPANY

By: /s/ Toula K. Akladios

Name: Toula K. Akladios

Title: Senior Vice President Relationship Director